As filed with the Securities and Exchange Commission on April 4, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3828008
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

1-800-661-9036

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Damon Schramm

General Counsel

Waitr Holdings Inc.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

1-800-661-9036

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein

Jonathan P. Rochwarger

Elliott M. Smith

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Phone: (212) 294-6700

Fax: (212) 294-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (4)
Common stock
Preferred stock
Debt securities
Warrants
Subscription rights
Total Offering			$300,000,000	$36,360

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder are deemed to include an indeterminate amount and number of common stock and/or preferred stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) promulgated under the Securities Act, the securities registered hereunder include an indeterminate number of shares of common stock and/or preferred stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants or subscription rights, as the case may be. Separate consideration may or may not be received for any shares of common stock or preferred stock so issued upon conversion, exchange or redemption.

(2)

The Registrant is registering an indeterminate number of securities of each identified class of securities up to a proposed aggregate offering price of $300,000,000, which may from time to time be offered in unspecified numbers and at indeterminate prices.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2019

PROSPECTUS

$300,000,000

WAITR HOLDINGS INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

We may offer and sell, at any time and from time to time, in one or more offerings, any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and

•	subscription rights.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “WTRH.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell in one or more offerings from time to time any combination of securities described in this prospectus up to a maximum aggregate offering price of $300,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Company,” “we,” “us” and “our” refer to Waitr Holdings Inc. and our subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. Specifically, forward-looking statements may include statements relating to:

•	our future financial performance;

•	the expected benefits from being a public company;

•

the expected benefits and synergies from the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 11, 2018, by and among the Company, BiteSquad.com, LLC, a Minnesota limited liability company (“Bite Squad”), and Wingtip Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Bite Squad Merger Sub”), including the merger of Bite Squad with and into Bite Squad Merger Sub, with Bite Squad surviving the merger in accordance with the Minnesota Revised Uniform Limited Liability Company Act as a wholly-owned, indirect subsidiary of the Company (the “Bite Squad Merger”);

•	the markets in which we operate;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that our recent business combination and/or the Bite Squad Merger disrupts current plans and operations;

•

the ability to recognize the anticipated benefits of our recent business combination and the Bite Squad Merger, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the integration of Bite Squad into our business;

•	changes in applicable laws or regulations;

•	fluctuations in the U.S. and/or global stock markets;

•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

•

other risks and uncertainties described in this prospectus under “Risk Factors” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS

“Bite Squad” means BiteSquad.com, LLC, a Minnesota limited liability company.

“Bite Squad Merger” means the transactions contemplated by the Bite Squad Merger Agreement, including the merger of Bite Squad with and into Bite Squad Merger Sub, with Bite Squad surviving the merger in accordance with the Minnesota Revised Uniform Limited Liability Company Act as a wholly-owned, indirect subsidiary of the Company.

“Bite Squad Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 11, 2018, by and among the Company, Bite Squad and Bite Squad Merger Sub.

“Bite Squad Merger Sub” means Wingtip Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“business combination” means the transactions contemplated by the Merger Agreement consummated on November 15, 2018, including the merger of Waitr with and into Merger Sub with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Board” means the board of directors of the Company.

“Bylaws” means our second amended and restated bylaws as currently in effect.

“Charter” means our third amended and restated certificate of incorporation as currently in effect.

“Class F common stock” means the Class F common stock, par value $0.0001 per share, that was converted into common stock at the closing of the business combination.

“Closing” means the closing of the business combination.

“Closing Date” means November 15, 2018, the closing date of the business combination.

“common stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Waitr Holdings Inc., a Delaware corporation (formerly known as Landcadia Holdings, Inc.).

“Convertible Notes” means the $60,000,000 aggregate principal amount of convertible promissory notes issued to the Luxor Parties pursuant to the Convertible Notes Agreement.

“Convertible Notes Agreement” means that certain credit agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among the Company, as borrower, various lenders and Luxor Capital, as administrative agent and lead arranger.

“Credit Agreement” means that certain credit and guaranty agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among Merger Sub, as borrower, Waitr Intermediate Holdings, LLC, certain subsidiaries of Merger Sub, as guarantors, various lenders and Luxor Capital, as administrative agent, collateral agent and lead arranger.

“Debt Facility” means the $67,080,000 senior secured first priority term loan facility provided to Merger Sub pursuant to the Credit Agreement.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“IPO” means the Company’s initial public offering of units, which closed on June 1, 2016.

“Landcadia” means the Company prior to the Closing.

“Luxor Capital” means Luxor Capital Group, LP.

“Luxor Parties” means Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP.

“Luxor Warrants” means the four warrants exercisable for 384,615 shares of common stock issued to the Luxor Parties in connection with the Credit Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 16, 2018, by and among the Company, Merger Sub and Waitr, pursuant to which, on the terms and conditions contained therein, Waitr merged with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Merger Sub” means Waitr Inc. (formerly known as Landcadia Merger Sub, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company.

“Nasdaq” means the Nasdaq Global Select Market.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsors” means Fertitta Entertainment, Inc., a Texas corporation, and Jefferies Financial Group, Inc., a New York corporation.

“units” means the units of the Company sold in its IPO.

“Waitr” means Waitr Incorporated, a Louisiana corporation, which merged with and into Merger Sub at the Closing, with Merger Sub surviving the merger in accordance with the DGCL as a wholly-owned indirect subsidiary of the Company.

“Waitr securityholders” means the former holders of Waitr’s securities or options that received securities of the Company at the Closing pursuant to the Merger Agreement.

ABOUT WAITR HOLDINGS INC.

We operate an online ordering and delivery platform that enables consumers to discover and order meals from local restaurants, powered by our team of delivery drivers. We facilitate ordering of food and beverages by diners from restaurants for takeout and delivery primarily through our mobile phone application and our website. Our differentiated business model is the three-sided marketplace, enabled by our purpose-built platform, serving restaurants, drivers and diners. We currently operate in small and medium sized markets across the United States.

We were originally incorporated on November 19, 2008, as Leucadia Development Corporation and changed our name to Landcadia Holdings, Inc. on September 15, 2015. On November 15, 2018, we consummated a business combination with Waitr and related transactions. In connection with the business combination, we changed our name from Landcadia Holdings, Inc. to Waitr Holdings Inc.

On January 17, 2019, we completed the Bite Squad Merger, pursuant to which Bite Squad became a wholly-owned, indirect subsidiary of the Company.

Our principal executive offices are located at 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601 and our telephone number is 1-800-661-9036. Our website is located at www.waitrapp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	the financing of possible acquisitions or business expansion;

•	the repayment or refinancing of debt; or

•	capital expenditures.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 250,000,000 shares of capital stock, consisting of (i) 249,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of April 3, 2019, there were 69,918,453 shares of common stock outstanding, held of record by approximately 500 holders, no shares of preferred stock outstanding, and four Luxor Warrants held by four holders, and four Convertible Notes held by four holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

We have not paid any cash dividends on our common stock to date. Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) generally serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Luxor Warrants

In connection with the Debt Facility, we issued four Luxor Warrants to the lenders under the Debt Facility, exercisable for 384,615 shares of common stock. The Luxor Warrants became exercisable after the consummation of the business combination and (i) will expire four (4) years from the Closing Date, (ii) have an exercise price of $13.00 per share, and (iii) include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares. Holders of the Luxor Warrants have customary registration rights with respect to the shares underlying the Luxor Warrants. In addition, the Company is required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants has not been filed by December 15, 2018, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due. We filed a registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants on December 7, 2018, and such registration statement became effective on February 14, 2019.

Convertible Notes

On November 15, 2018, in connection with the business combination, we entered into the Convertible Notes Agreement, pursuant to which we issued unsecured convertible promissory notes to the Luxor Parties in the aggregate principal amount of $60,000,000. The Convertible Notes bear interest at 1.0% per annum, paid quarterly in cash, and will mature four years from the date of the Closing, unless earlier converted at the election of the holder. Upon maturity, the outstanding Convertible Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common stock, at the holder’s election.

At any time at the holder’s election, each Convertible Note may be converted in whole or in part into shares of common stock at a rate of $13.00 per share (subject to a 9.9% conversion cap). The Convertible Notes include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares, and the shares issuable upon their conversion have certain registration rights.

We may only prepay the Convertible Notes with the consent of the holders of at least a majority-in-interest of the outstanding Convertible Notes.

Our payment obligations on the Convertible Notes are not guaranteed. The Convertible Notes Agreement contains negative covenants, affirmative covenants, representations and warranties and events of default that are substantially similar to those that are set forth in the Credit Agreement and applicable to Merger Sub (except those that relate to collateral and related security interests, which are not contained in the Convertible Notes Agreement or otherwise applicable to the Convertible Notes).

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Charter and our Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. The affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors is required to remove a director.

In addition, our Charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our Charter also requires the approval by affirmative vote of the holders of at least seventy-five percent (75%) of our common stock for stockholders to make any amendment to key provisions of our Charter or Bylaws. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While the Company was formed as a shell company, upon the consummation of the business combination, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

On November 15, 2018, in connection with the business combination, we entered into that certain amended and restated registration rights agreement, dated as of November 15, 2018 (the “A&R Registration Rights Agreement”), with the Sponsors and the investors named on the signature pages thereto (collectively, the “Waitr Investors”) that amends and restates that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The agreement provides certain registration rights and rights with respect to underwritten offerings to the Waitr Investors and provides that we were required, not later than 120 days after the Closing, to file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the outstanding shares of Class F common stock, and (ii) the shares of common stock issued to Waitr securityholders at the Closing. Subject to certain exceptions, we were required to bear all Registration Expenses (as defined in the A&R Registration Rights Agreement).

On November 15, 2018, in connection with the business combination, we also entered into that certain registration rights agreement, dated as of November 15, 2018 (the “Luxor Registration Rights Agreement”), with the Luxor Parties. The agreement provides certain registration rights and rights with respect to underwritten offerings to the Luxor Parties and provides that we were required, not later than December 15, 2018, to file a registration statement covering (i) the Luxor Warrants and the shares of common stock issuable upon conversion of the Luxor Warrants and (ii) the shares of common stock issuable upon conversion of the Convertible Notes. Subject to certain exceptions, we were required to bear all Registration Expenses (as defined in the Luxor Registration Rights Agreement). We also entered into a letter agreement on November 15, 2018 with the Luxor Parties providing that lenders under the Convertible Notes Agreement holding Term Loan Exposure (as defined in the Convertible Notes Agreement) representing more than 50% of the aggregate Term Loan Exposure of all lenders may require us to (i) exchange all or any portion of their Notes for new convertible notes of the Company issued pursuant to an indenture that complies with the Trust Indenture Act of 1939, as amended, and (ii) register the resale of such new notes, on the terms and subject to the conditions set forth therein.

On January 17, 2019, in connection with the closing of the Bite Squad Merger (“the “Bite Squad Closing”), the Company entered into a registration rights agreement (the “Bite Squad Registration Rights Agreement”) with the investors named on the signature pages thereto (collectively, the “Bite Squad Investors”). The agreement provides certain registration rights and rights with respect to underwritten offerings to the Bite Squad Investors and provides that we were required, not later than 30 days after the Bite Squad Closing, to file a registration statement covering the shares of common stock issued to former securityholders of Bite Squad at the Bite Squad Closing. Subject to certain exceptions, we were required to bear all Registration Expenses (as defined in the Bite Squad Registration Rights Agreement).

Pursuant to the registration rights agreements described above, we filed with the SEC a registration statement on Form S-3 on December 7, 2018 (File No. 333-228722), covering (i) the shares of common stock issued at the Closing upon conversion of the outstanding shares of Class F common stock, (ii) the shares of common stock issued to Waitr securityholders at the Closing, (iii) the Luxor Warrants and the shares of common stock issuable upon conversion of the Luxor Warrants, (iv) the shares of common stock issuable upon conversion of the Convertible Notes, and (v) the shares of common stock issued to former securityholders of Bite Squad at the Bite Squad Closing. Such registration statement was declared effective by the SEC on February 14, 2019.

Listing of Securities

Our common stock is listed on Nasdaq under the symbol “WTRH.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for Common Stock, Preferred Stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common stock or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, and/or subscription rights in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the Nasdaq, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The consolidated financial statements of Waitr Holdings Inc. as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the consolidated financial statements of Waitr Incorporated as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2018, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Landcadia as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015 have been incorporated in this prospectus by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference in this prospectus by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 1, 2018 and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Bite Squad as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017 incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2019 have been audited by RSM US LLP, independent auditor, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP, New York, New York. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public on the SEC’s website at www.sec.gov.

Our website address is www.waitrapp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof until the termination of any offering and after the date of the initial registration statement and prior to the effectiveness of the registration statement, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2019, January 25, 2019, February 11, 2019, February 25, 2019 and April 4, 2019 (including Item 7.01 thereof and Exhibits 99.1, 99.2 and 99.3 thereto);

•

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on November 1, 2018 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

•

the description of our shares of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May 24, 2016 and amended on November 19, 2018, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.waitrapp.com), or by writing or telephoning us at the following address:

Waitr Holdings Inc.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

Attn: Secretary

1-800-661-9036

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

Waitr Holdings Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$36,360
FINRA filing fee	*
Printing	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Registrant’s certificate of incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant expects to enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant may purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. List of Exhibits.

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of May 16, 2018, by and between the Registrant, Landcadia Merger Sub Inc. and Waitr Incorporated (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on May 17, 2018).

2.2	Agreement and Plan of Merger, dated as of December 11, 2018, by and between the Registrant, Wingstip Merger Sub Inc. and BiteSquad.com, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on December 12, 2018).

2.3	Stock Purchase Agreement, dated as of December 11, 2018, by and among the Company, Bregal Sagemount II L.P., Bregal Sagemount II-A L.P. and Bregal Sagemount II-B L.P. and BiteSquad.com, LLC (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on December 12, 2018).

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.4	Form of Luxor Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.5	Form of Indenture Relating to the Senior Debt Securities.

4.6	Form of Indenture Relating to the Subordinated Debt Securities.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Preferred Stock Certificate.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Marcum LLP.

23.3	Consent of RSM US LLP.

23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

25.1**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.5 or Exhibit 4.6 hereto.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

**	To be filed separately under the electronic form type 305B2, if applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Charles, State of Louisiana, on April 4, 2019.

WAITR HOLDINGS INC.

By:	/s/ Christopher Meaux
	Name:	Christopher Meaux
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Christopher Meaux and Damon Schramm and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Meaux Christopher Meaux	Chief Executive Officer and Chairman (Principal Executive Officer)	April 4, 2019

/s/ Jeff Yurecko Jeff Yurecko	Chief Financial Officer (Principal Financial Officer)	April 4, 2019

/s/ Karl Meche Karl Meche	Chief Accounting Officer (Principal Accounting Officer)	April 4, 2019

/s/ Tilman J. Fertitta Tilman J. Fertitta	Director	April 4, 2019

/s/ Scott Fletcher Scott Fletcher	Director	April 4, 2019

/s/ Jonathan Green Jonathan Green	Director	April 4, 2019

Signature	Title	Date

/s/ Joseph LeBlanc Joseph LeBlanc	Director	April 4, 2019

/s/ Kian Salehi Kian Salehi	Director	April 4, 2019

/s/ Steven L. Scheinthal Steven L. Scheinthal	Director	April 4, 2019

/s/ William Gray Stream William Gray Stream	Director	April 4, 2019